FORM 8-A

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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FPL GROUP CAPITAL INC
(Exact name of registrant as specified in its charter)

Florida (State of incorporation or organization)	700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000 (Address of principal executive offices, including zip code)	59-2576416 (I.R.S. Employer Identification No.)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Series E Junior Subordinated Debentures due 2067	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file numbers to which this form relates:  333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08.

Securities to be registered pursuant to Section 12(g) of the Act:   None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Edward F. Tancer, Esq. Vice President and General Counsel FPL Group, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	Thomas R. McGuigan, Esq. Squire, Sanders & Dempsey L.L.P. 1900 Phillips Point West 777 South Flagler Drive West Palm Beach, Florida 33401 (561) 650-7200	Robert J. Reger, Jr., Esq. Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, New York 10022 (212) 603-2000

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Series E Junior Subordinated Debentures due 2067 (“Subordinated Debentures”) of FPL Group Capital Inc, a Florida corporation (“FPL Group Capital”).  The Subordinated Debentures are fully and unconditionally guaranteed by FPL Group, Inc., a Florida corporation (“FPL Group”), on a subordinated basis as set forth in the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, relating to FPL Group Capital’s Subordinated Debentures (“Subordinated Indenture”).  The Subordinated Indenture is incorporated by reference to Exhibit 4(a) to FPL Group’s Form 8-K dated September 19, 2006 (File No. 1-8841).

For a description of the Subordinated Debentures, reference is made to (i) Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08 (“Registration Statement No. 333-137120”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on September 5, 2006, by FPL Group, FPL Group Capital, Florida Power & Light Company, FPL Group Capital Trust II, FPL Group Capital Trust III (together with FPL Group Capital Trust II, the “FPL Group Capital Trust”), FPL Group Trust I, FPL Group Trust II (together with FPL Group Trust I, the “FPL Group Trust”), Florida Power & Light Company Trust I and Florida Power & Light Company Trust II, as amended by Post-Effective Amendment No. 1 to Registration Statement No. 333-137120 filed on May 3, 2007 (the “Post-Effective Amendment”) and (ii) the base prospectus relating to FPL Group, FPL Group Capital, FPL Group Trust and FPL Group Capital Trust forming a part of the Post-Effective Amendment and the prospectus supplement for the Subordinated Debentures, dated September 11, 2007, filed with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on September 12, 2007, which description is incorporated herein by reference.

Item 2.	Exhibits.
	Exhibit	Description
1.
Subordinated Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, relating to FPL Group Capital’s Subordinated Debentures  (incorporated herein by reference to Exhibit 4(a) to FPL Group’s Form 8-K dated September 19, 2006, File No. 1-8841).

2.
Form of Officer’s Certificate relating to FPL Group Capital’s Junior Subordinated Debentures, including form of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4(ay) to Registration Statement No. 333-137120).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

FPL GROUP CAPITAL INC

Date: September 13, 2007	By:	/s/ Robert Steven Schauer
Name Robert Steven Schauer
Title Assistant Treasurer

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